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                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)



                                                                 Three Months Ended
                                                                      March 31
                                                             ---------------------------
                                                                1999           1998
                                                             ------------   ------------

Earnings Before Extraordinary Item                             $ 120,368      $ 110,081
Extraordinary Item, Net of Tax                                       -0-         (7,710)
                                                             ------------   ------------
Net Earnings                                                   $ 120,368      $ 102,371
                                                             ============   ============

Weighted Average Shares                                       56,580,974     57,126,696
    Add:  Options outstanding at period end                    1,628,905      2,374,600
    Less:  Shares assumed purchased back with
              proceeds of options exercised                    1,063,900      1,492,456
                                                             ------------   ------------
Diluted Average Shares Outstanding                            57,145,979     58,008,840
                                                             ============   ============

Basic Earnings Per Share Calculation:
  Basic Earnings Per Share Before Extraordinary Item           $    2.13      $    1.92
  Extraordinary Item, Net of Tax                                    0.00           (.13)
                                                             ------------   ------------
  Basic Earnings Per Share                                     $    2.13      $    1.79
                                                             ============   ============

Diluted Earnings Per Share Calculation:
  Diluted Earnings Per Share Before Extraordinary Item         $    2.11      $    1.89
  Extraordinary Item, Net of Tax                                    0.00           (.13)
                                                             ------------   ------------
  Diluted Earnings Per Share                                   $    2.11      $    1.76
                                                             ============   ============
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